Exhibit 99.1

NextNav Inc. Reports Fourth Quarter and Full Year 2021 Results

Launched Commercial Service for First Responders with FirstNet by AT&T and Signed Milestone Agreement with a Nationwide Carrier for E911

Ended Year with a Strong Balance Sheet Including No Debt and $100 Million in Cash

Signed Important Platform Agreements in Full Year 2021, Resulting in $2.4 Million in Customer Billings

MCLEAN, VA – March 23, 2022 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”), a leader in next generation GPS and 3D geolocation, today reported financial results for NextNav’s fourth quarter and full year ended December 31, 2021.

Ganesh Pattabiraman, NextNav Co-founder and CEO, stated, “It was an exciting year for NextNav, capped off by the completion of our business combination with Spartacus Acquisition Corp., and continued execution against our strategic growth initiatives. We signed several marquee customer agreements with companies including, Qualcomm, Bosch Sensortec and one of the nation’s largest wireless carriers. We continued to build a solid pipeline of customers for our Pinnacle service in market segments such as public safety and gaming. Our next generation terrestrial-based network, TerraPoiNT, underpinned by 2.4 billion MHz Pops of nationwide spectrum, continues to perform well in independent testing by global agencies and groups, further validating the market-leading performance and resilience of this revolutionary technology.

We are encouraged by the traction we are gaining in key markets and with notable platforms and partners in the U.S., resulting in customer billings of $2.4 million in 2021, the vast majority of which occurred in the fourth quarter. We are also looking forward to building traction in important international markets and look forward to capitalizing on the groundwork we laid in 2021.”

Recent Operational Highlights:

•	Nationwide Wireless Carrier for E911: In December 2021, NextNav entered into an agreement with one of the nation’s largest wireless carriers to deliver vertical location for Enhanced 911 (“E911”), using NextNav’s Pinnacle 911 solution for all its customers.

•	Qualcomm Technologies: In October 2021, NextNav announced a collaboration with Qualcomm Technologies, Inc., to enable NextNav’s Pinnacle 911 z-axis software and network-based services for use with the Qualcomm Location Suite. The effort is expected to facilitate device and original equipment manufacturer vendors’ ability to integrate z-axis capabilities into existing carrier infrastructure for 911 purposes.

•	Bosch Sensortec: In December 2021, NextNav announced a partnership with Bosch Sensortec, the leading provider in sensing solutions for consumer electronics, to enable more precise vertical location in barometric pressure sensors.

•	European Commission's Joint Research Centre’s Trial: In February 2022, NextNav announced its participation in the European Commission’s Joint Research Centre alternative positioning, navigation, and timing (“PNT”) evaluation in Ispra, Italy. The test furthers the European Union’s creation of a backup to the Global Navigation Satellite System, such as Galileo or GPS, and is intended to assess which technologies could strengthen and expand the European PNT capacity.

Three and Twelve Months Ended December 31, 2021 Financial Highlights:

•	Revenue: was $0.02 million in the three months ended December 31, 2021, as compared to $0.1 million in the prior year period. For the twelve months ended December 31, 2021, revenue was $0.8 million, associated with customer billings of $2.4 million, as compared with $0.6 million in the prior year period, primarily driven by increased revenue from technology and services contracts with commercial customers.

•	Operating Loss: was $(14.2) million in the three months ended December 31, 2021, as compared to $(13.0) million in the prior year period. For the twelve months ended December 31, 2021, operating loss was $(42.4) million, as compared to $(29.5) million in the prior year period.

•	Net Loss: was $(46.2) million in the three months ended December 31, 2021, primarily driven by a change in fair value of warrants, as compared to $(113.9) million in the prior year period and $(144.7) million in the twelve months ended December 31, 2021, primarily driven by a change in fair value of warrants, as compared to $(137.3) million in the prior year period.

•	Balance Sheet: As of December 31, 2021, the Company had $100 million in cash and was debt-free, providing balance sheet flexibility.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 PM EST on March 23, 2022, to discuss its financial results for the fourth quarter and Full Year 2021 and business outlook. To access the call, please register by visiting the following website: https://www.incommglobalevents.com/registration/q4inc/10288/nextnav-q4/#3921-earnings/.

Upon registering, each participant will be provided with call details and a registrant ID.

NextNav is also providing an investor relations presentation with information on its business and operations, which is available in the investor relations section of the NextNav website at https://ir.nextnav.com. Analysts and investors are directed to the website to review this information.

A replay of the call can also be accessed via phone through March 30, 2022, by dialing (866) 813-9403 from the U.S., or +44 204 525 0658 from outside the U.S. The conference I.D. number is 237544.

About NextNav Inc.

NextNav (NASDAQ: NN) provides next generation GPS and 3D geolocation. NextNav Pinnacle uses highly accurate vertical positioning to transform location services so they reflect the 3D world around us. NextNav TerraPoiNT system keeps critical infrastructure resilient with reliable Position, Navigation and Timing services in the absence of GPS. With carrier-grade dependability and a rapidly expanding nationwide service footprint, NextNav is driving a whole new ecosystem for geolocation applications and services.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav’s partnerships and the potential success thereof and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of NextNav to continue to gain traction in key markets and with notable platforms and partners, both within the U.S. and internationally; (2) the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, including with respect to NextNav’s Pinnacle 911 solution and its TerraPoiNT network, and the ability to retain its management and key employees; (3) the ability of NextNav to maintain balance sheet flexibility and generate and effectively deploy capital in line with its business strategies; (4) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); and (5) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts

Investors:

Whit Clay
Sloane & Company
wclay@sloanepr.com
917-601-6012

Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com
917-232-2718

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